AR 2004 02 - Available Funds Cap* - Uncapped to 10.00%
Note: Floating Rate Bonds will be subject to an [11.00%] hard cap.

Period	Date	Day Count	Effective Rate Paid (30/360)	Effective Rate Paid (Act/360)**	Period	Date	Day Count	Effective Rate Paid (30/360)	Effective Rate Paid (Act/360)**

1	25-Mar-04	29	9.667	10.000	31	25-Sep-06	31	10.333	10.000
2	25-Apr-04	31	10.333	10.000	32	25-Oct-06	30	10.000	10.000
3	25-May-04	30	10.000	10.000	33	25-Nov-06	31	10.333	10.000
4	25-Jun-04	31	10.333	10.000	34	25-Dec-06	30	10.000	10.000
5	25-Jul-04	30	10.000	10.000	35	25-Jan-07	31	10.333	10.000
6	25-Aug-04	31	10.333	10.000	36	25-Feb-07	31	10.333	10.000
7	25-Sep-04	31	10.333	10.000	37	25-Mar-07	28	9.505	10.184
8	25-Oct-04	30	10.000	10.000	38	25-Apr-07	31	10.333	10.000
9	25-Nov-04	31	10.333	10.000	39	25-May-07	30	10.000	10.000
10	25-Dec-04	30	10.000	10.000	40	25-Jun-07	31	10.333	10.000
11	25-Jan-05	31	10.333	10.000	41	25-Jul-07	30	10.000	10.000
12	25-Feb-05	31	10.333	10.000	42	25-Aug-07	31	10.333	10.000
13	25-Mar-05	28	9.333	10.000	43	25-Sep-07	31	10.333	10.000
14	25-Apr-05	31	10.333	10.000	44	25-Oct-07	30	10.000	10.000
15	25-May-05	30	10.000	10.000	45	25-Nov-07	31	10.333	10.000
16	25-Jun-05	31	10.333	10.000	46	25-Dec-07	30	10.014	10.014
17	25-Jul-05	30	10.000	10.000	47	25-Jan-08	31	10.333	10.000
18	25-Aug-05	31	10.333	10.000	48	25-Feb-08	31	10.334	10.000
19	25-Sep-05	31	10.333	10.000	49	25-Mar-08	29	10.329	10.685
20	25-Oct-05	30	10.000	10.000	50	25-Apr-08	31	10.336	10.002
21	25-Nov-05	31	10.334	10.000	51	25-May-08	30	10.346	10.346
22	25-Dec-05	30	10.000	10.000	52	25-Jun-08	31	10.384	10.049
23	25-Jan-06	31	10.333	10.000	53	25-Jul-08	30	10.516	10.516
24	25-Feb-06	31	10.333	10.000	54	25-Aug-08	31	10.533	10.193
25	25-Mar-06	28	9.333	10.000	55	25-Sep-08	31	10.533	10.194
26	25-Apr-06	31	10.334	10.000	56	25-Oct-08	30	10.563	10.563
27	25-May-06	30	10.000	10.000	57	25-Nov-08	31	10.610	10.268
28	25-Jun-06	31	10.334	10.000	58	25-Dec-08	30	10.675	10.675
29	25-Jul-06	30	10.000	10.000	59	25-Jan-09	31	11.153	10.793
30	25-Aug-06	31	10.333	10.000	60	25-Feb-09	31	11.367	11.000

* Assumes each underlying Collateral index instantaneously to 20.00% and all collateral pays at 20% CPR.

** Adjusted to an Actual/360 Basis assuming payments are made on the dates indicated.

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston LLC makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur.  Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.